UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2018

Date of Report (Date of earliest event reported)

ASAP EXPO INC.

(Exact name of registrant as specified in its charter)

NEVADA	001-3429	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9436 Jacob Lane Rosemead, CA	91770
(Address of principal executive offices)	(Zip Code)

(213) 625-1200

Registrant’s telephone number, including area code

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On May 3, 2018, a change in control of ASAP Expo Inc. (the "Company") occurred by virtue of the Company's largest shareholder Frank Yuan selling 144,445,000 shares of the Company's common stock to the Purchasing Shareholders (Exhibit 99.1). Such shares represent 90% of the Company's total issued and outstanding shares of common stock. As part of the sale of the shares, the Majority Shareholders arranged with Mr. Yuan, to appoint new officers and directors of the Company (see Item 5.02 below).

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective March 3, 2018, the Company accepted the resignation of Frank Yuan as the sole officer of the Company and as the sole member of the Company’s board of directors. The resignation of Mr. Yuan was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, Mr. Ben Errez was elected as the Company’s Chairman and Director. Mr. Fredi Nisan was elected as the Company’s Vice Chairman and Director.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 3, 2018, the Company filed Articles of Amendment with the Nevada Secretary of State whereby it changed its name to “GreenBox Pos LLC.”

On May 14, 2018, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the aforementioned name change be effected in the market. The Company also requested that its ticker symbol be changed to “GBOX”.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Share Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASAP Expo Inc.

DATE:    May 17, 2018

By:/s/ Ben Errez

Name: Ben Errez

Title: Chairman